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                                                                  EXHIBIT 23.2.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the inclusion in this registration statement on Form SB-2 (Registration No. 333-51781 ) of our report, which includes an explanatory paragraph related to substantial doubt about U.S. OnLine Communications L.L.C.'s ability to continue as a going concern, dated April 22, 1998, on our audit of the consolidated financial statements of U.S. OnLine Communications L.L.C. We also consent to the reference to our firm under the caption "Experts".



COOPERS & LYBRAND L.L.P.



Austin, Texas


June 25, 1998